Exhibit 99.01

3400 Bridge Parkway, Suite 200
Redwood Shores, CA 94065
Tel: +1 (650) 345-9000
Fax: +1 (650) 240-0500
www.imperva.com

Imperva Announces Fourth Quarter and Full Year 2011 Financial Results

•	Total revenue of $23.3 million during the fourth quarter, up 37% year-over year
•	Q4 GAAP and non-GAAP operating loss improves sequentially and year-over-year to $1.9 million and $1.3 million, respectively
•	Added 156 new customers during the quarter bringing the total to over 1,700

Redwood Shores, Calif. – February 9, 2012 – Imperva, Inc. (NYSE: IMPV), a pioneer and leader of a new category of data security solutions for high-value business data in the data center, today announced financial results for the fourth quarter and full year ended December 31, 2011.

“Our strong fourth quarter results highlight the underlying strength of our technology, our comprehensive, fully-integrated solution, and our global footprint,” stated Shlomo Kramer, President and Chief Executive Officer of Imperva. “Our high level of sales execution combined with the strong momentum in the overall data security market enabled us to grow revenues by 37% year over year in the fourth quarter. We benefitted from healthy demand across geographies, with particularly strong performance in EMEA and Asia Pacific due to the investments we have made in our sales infrastructure in these regions.” Mr. Kramer continued, “The completion of our initial public offering in November 2011 was an important milestone for our company. Imperva now has greater brand awareness and enhanced resources to execute its growth strategy and further extend its leadership position in the data security market. Looking ahead, we see numerous growth opportunities to expand our geographic reach and introduce additional products to enhance our offering, as well as target new markets. In addition, we intend to further develop our channel partnerships and internal sales efforts to drive adoption of our data security solutions worldwide.”

Fourth Quarter 2011 Financial Highlights

•

Revenue: Total revenue for the fourth quarter of 2011 was $23.3 million, an increase of 37% compared to $17.0 million in the fourth quarter of 2010. Within total revenue, product revenue was $14.8 million, an increase of 35% compared to the fourth quarter of 2010. Services revenue was $8.5 million, an increase of 41% compared to the fourth quarter of 2010.

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Operating Income (Loss): Operating loss as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $1.9 million for the fourth quarter compared to a loss of $3.1 million during the fourth quarter in 2010. GAAP results included stock-based compensation expense of $0.6 million for the fourth quarter of 2011 and $0.3 million for the fourth quarter of 2010. Non GAAP operating loss for fourth quarter was $1.3 million, compared to a loss of $2.8 million during the same period in 2010, excluding the above-mentioned charges.

•

Net Income (Loss): GAAP net loss attributable to Imperva stockholders was $1.5 million, or $0.10 per share, for the fourth quarter of 2011, compared to a loss of $3.1 million, or $0.63 per share, in the prior-year period.

Non-GAAP net loss attributable to Imperva stockholders for the fourth quarter of 2011 was $0.9 million, or $0.05 per share, compared to a loss of $2.8 million, or $0.18 per share, in the prior year period, excluding the above-mentioned charges.

Both GAAP and non-GAAP loss per share attributable to Imperva stockholders adjust for the loss attributable to its non controlling interest in Incapsula.

•

Balance Sheet: As of December 31, 2011, Imperva had cash, cash equivalents and investments of $97.6 million. The company closed its initial public offering on November 15, 2011, which generated net proceeds of approximately $86 million.

Full Year 2011 Financial Highlights

•

Revenue: Total revenue for 2011 was $78.3 million, an increase of 41% compared to $55.4 million in the prior-year period. Within total revenue, product revenue was $47.6 million, an increase of 38% compared to 2010. Services revenue was $30.7 million, an increase of 47% compared to 2010.

•	Operating Income (Loss): GAAP operating loss for fiscal 2011 was $10.4 million compared to a loss of $12.3 million for 2010. GAAP results included stock-based compensation expense of $1.7 million for 2011 and $0.6 million for 2010. Non GAAP operating loss for 2011 was $8.7 million, compared to a loss of $11.7 million during 2010, excluding the above-mentioned charges.

•	Net Income (Loss): GAAP net loss attributable to Imperva stockholders was $10.3 million for 2011, or $1.34 per share, compared to a loss of $12.0 million, or $2.46 per share, in 2010.

Non-GAAP net loss attributable to Imperva stockholders for 2011 was $8.5 million, or $0.51 per share compared to a loss of $11.4 million, or $0.73 per share, during 2010, excluding the above-mentioned charges.

Both GAAP and non-GAAP loss per share for 2011 adjust for the loss attributable to its non controlling interest in Incapsula. A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Fourth Quarter and Full Year 2011 Operating Highlights

•

For the fourth quarter, we added 156 new customers compared to 128 during the same period in 2010. For the full year 2011, we added 431 new customers compared to 383 in 2010 bringing our total end-user customer base to over 1,700 customers in more than 50 countries around the world.

•	For the full year 2011, we added 88 new channel partners bringing our global channel partner network to more than 550.

•	We announced the availability of SecureSphere 9.0 during the fourth quarter which included the following offerings in both the Application and Data Security areas:

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SecureSphere for Sharepoint a new offering that helps organizations protect sensitive data stored within Microsoft SharePoint. Imperva’s solution combines our technologies for File, Web and Database security into a single integrated solution that covers the full Sharepoint architecture.

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SecureSphere Operations Manager (SOM), a new manager of managers solution intended to help our large enterprise and Managed Security Service Provider customers manage multi-domain and multi-tenant SecureSphere deployments.

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ThreatRadar Fraud Prevention Services, a new add-on service offering that enables organizations to rapidly provision and manage fraud detection solutions from the Web Application Firewall without needing to update their Web applications.

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We launched the Imperva Cloud Distributed Denial of Service (DDoS) Protection, a new offering that complements the security and acceleration of Imperva Cloud WAF with a simple service that safeguards businesses.

Business Outlook

The following forward-looking statements reflect expectations as of February 9, 2012. Results may be materially different and could be affected by the factors detailed in this press release and in recent Imperva SEC filings.

First Quarter Expectations – Ending March 31, 2012

We expect total revenue for the first quarter of 2012 to be in the range of $20.5 million to $21.0 million, representing growth in the range of 25% to 28% compared to the same period in 2011. We expect in the first quarter of 2012 non-GAAP gross margins of approximately 79%. Further, we expect in the first quarter of 2012 non-GAAP operating loss to be in the range of $2.8 million to $3.0 million and non-GAAP net loss attributable to Imperva stockholders to be in the range of $2.7 million to $2.9 million, or a loss of $0.12 to $0.13 per share, which excludes stock-based compensation expense.

Full Year Expectations – Ending December 31, 2012

We expect total revenue for 2012 to be in the range of $97.0 million to $99.0 million, or up 24% to 26% compared to 2011. We expect in 2012 non-GAAP gross margins of approximately 80%. Further, we expect in 2012 non-GAAP operating loss to be in the range of $3.3 million to $3.7 million and non-GAAP net loss attributable to Imperva stockholders to be in the range of $2.8 million to $3.2 million, or a loss of $0.12 to $0.14, which excludes stock-based compensation expense. We expect capital expenditures for the full year to be in the range of $2.0 million to $2.5 million. Finally, we expect to generate positive cash flow from operations in 2012.

Quarterly Conference Call

Imperva will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to review the company’s financial results for the fourth quarter and full year ended December 31, 2011. To access this call, dial 888.576.4382 for the U.S. and Canada or 719.325.2108 for international callers with conference ID #8471054. A live webcast of the conference call will be accessible from the investors page of Imperva’s website at www.imperva.com, and a recording will be archived and accessible at www.imperva.com. An audio replay of this conference call will also be available through February 23, 2012, by dialing 877.870.5176 for the U.S. and Canada, or 858.384.5517 for international callers and entering passcode 8471054.

Non-GAAP Financial Measures

Imperva reports all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement the Imperva unaudited condensed consolidated financial statements presented in accordance with GAAP, Imperva uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of Imperva operations as determined in accordance with GAAP. The non-GAAP financial measures used by Imperva include historical non-GAAP net income (loss) and non-GAAP basic and diluted earnings (loss) per share. These non-GAAP financial measures exclude stock-based compensation from the Imperva unaudited consolidated statement of operations and give pro forma effect to the conversion of convertible preferred stock and issuance of common stock in connection with Imperva’s initial public offering as if both had happened at the beginning of each period presented.

For a description of these items, including the reasons why management adjusts for them, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP

Financial Information” as well as the related tables that precede it. Imperva may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Imperva believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the performance of Imperva by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook. Imperva management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing operating results of Imperva, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the performance of Imperva to prior periods.

Forward Looking Statement

This press release contains forward-looking statements, including without limitation those regarding Imperva’s “Business Outlook” (“First Quarter Expectations – Ending March 31, 2012” and “Full Year Expectations – Ending December 31, 2012”); Imperva’s expectations regarding growth opportunities to expand its geographic reach, introduce additional product offerings and target new markets; and Imperva’s intent to further develop its channel partnerships and internal sales efforts and that such efforts will drive adoption of its data security solutions worldwide. These forward-looking statements are subject to material risks and uncertainties that may cause actual results to differ substantially from expectations. Investors should consider important risk factors, which include: the risk that demand for our data security solutions may not increase and may decrease; the risk that we may not timely introduce new products or versions of our products and that they may not be accepted by the market; the risk that competitors may be perceived by customers to be better positioned to help handle data security threats and protect their businesses from major risk; the risk that the growth of Imperva may be lower than anticipated; and other risks detailed under the caption “Risk Factors” in the company’s prospectus filed with the Securities and Exchange Commission, or the SEC on November 9, 2011 and the company’s other SEC filings. You can obtain copies of the company’s SEC filings on the SEC’s website at www.sec.gov.

The foregoing information represents the company’s outlook only as of the date of this press release, and Imperva undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, new developments or otherwise.

About Imperva

Imperva is a pioneer and leader of a new category of data security solutions for high-value business data in the data center. With more than 1,700 end-user customers and thousands of organizations protected through cloud-based deployments, Imperva’s customers include leading enterprises, government organizations, and managed service providers who rely on Imperva to prevent sensitive data theft from hackers and insiders. The award-winning Imperva SecureSphere identifies and secures high-value data across file systems, web applications and databases. For more information, visit www.imperva.com, follow us on Twitter or visit our blog.

© 2012 Imperva, Inc. All rights reserved. Imperva, the Imperva logo and SecureSphere are trademarks of Imperva, Inc.

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IMPERVA, INC. AND SUBSIDIARIES

Consolidated Statement of Operations

(On a GAAP basis)

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended		Fiscal Year Ended
	Dec 31, 2011	Dec 31, 2010	Dec 31, 2011	Dec 31, 2010
Revenues:
Products and license	$14,779	$10,947	$47,600	$34,479
Services	8,536	6,037	30,702	20,903

Total revenues	23,315	16,984	78,302	55,382
Cost of revenues(1):
Products and license	2,278	1,782	6,711	5,905
Services	2,529	1,789	9,591	6,428

Total cost of revenues	4,807	3,571	16,302	12,333

Gross profit	18,508	13,413	62,000	43,049
Operating expenses(1):
Research and development	4,740	3,746	17,598	13,214
Sales and marketing	11,949	10,073	42,919	34,168
General and administrative	3,713	2,690	11,899	7,982

Total operating expenses	20,402	16,509	72,416	55,364

Loss from operations	(1,894)	(3,096)	(10,416)	(12,315)
Other income, net	458	117	220	474

Loss before provision for income taxes	(1,436)	(2,979)	(10,196)	(11,841)
Provision for income taxes	191	196	662	527

Net loss	(1,627)	(3,175)	(10,858)	(12,368)
Loss attributable to noncontrolling interest	131	99	589	355

Net loss attributable to Imperva, Inc. stockholders	$(1,496)	$(3,076)	$(10,269)	$(12,013)

Net loss per common share attributable to Imperva, Inc. stockholders, basic and diluted	$(0.10)	$(0.63)	$(1.34)	$(2.46)

Shares used in computing net loss per share of common stock, basic and diluted	14,618	4,920	7,675	4,885

(1) Stock-based compensation expense as included in above

Cost of revenues(1)	$45	$16	$118	$44
Research and development	47	29	130	66
Sales and marketing	167	66	412	257
General and administrative	314	213	1,067	273

Total stock-based compensation expense	$573	$324	$1,727	$640

IMPERVA, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of December 31, 2011	As of December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$96,025	$16,410
Short-term investments	1,587	1,245
Restricted cash, current	687	996
Accounts receivable, net	25,736	13,164
Inventory	442	387
Deferred tax assets, current	246	141
Prepaid expenses and other current assets	1,352	1,709

Total current assets	126,075	34,052

Property and equipment, net	4,026	4,101
Severance pay fund	2,652	2,204
Restricted cash	666	518
Deferred tax assets	46	30
Other assets	77	72

Total assets	$133,542	$40,977

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$3,534	$2,516
Accrued compensation and benefits	7,491	5,868
Accrued and other current liabilities	4,408	4,519
Deferred revenues	21,982	13,738
Convertible preferred stock warranty liability	—	69
Revolving credit facility	—	501

Total current liabilities	37,415	27,211

Other liabilities	2,856	2,891
Deferred revenues	10,943	7,480
Accrued severance pay	2,760	2,372

Total liabilities	53,974	39,954

Convertible preferred stock	—	53,442

Stockholders’ equity (deficit):
Common stock	2	1
Additional paid-in capital	147,085	3,340
Accumulated deficit	(66,130)	(55,861)
Accumulated other comprehensive income (loss)	(616)	452

Total Imperva, Inc. stockholders’ equity (deficit)	80,341	(52,068)
Noncontrolling interest	(773)	(351)

Total stockholders’ equity (deficit)	79,568	(52,419)

Total liabilities, convertible preferred stock and stockholders’ equity	$133,542	$40,977

IMPERVA, INC. AND SUBSIDIARIES

Consolidated Statement of Operations

(GAAP to Non-GAAP Reconciliation)

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended		Fiscal Year Ended
	Dec 31, 2011	Dec 31, 2010	Dec 31, 2011	Dec 31, 2010
GAAP operating loss	$(1,894)	$(3,096)	$(10,416)	$(12,315)
Plus:
Stock-based compensation expense	573	324	1,727	640

Non-GAAP operating loss	$(1,321)	$(2,772)	$(8,689)	$(11,675)

GAAP net loss attributable to Imperva, Inc. stockholders	$(1,496)	$(3,076)	$(10,269)	$(12,013)
Plus:
Stock-based compensation expense	573	324	1,727	640

Non-GAAP net loss	$(923)	$(2,752)	$(8,542)	$(11,373)

Weighted average shares outstanding, basic and diluted	14,618	4,920	7,675	4,885
Plus:
Additional weighted average shares giving effect to initial public offering and conversion of convertible preferred stock at the beginning of the period	4,679	10,761	9,228	10,761

Shares used in computing Non-GAAP net loss per share, basic and diluted	19,297	15,681	16,903	15,646

Non-GAAP net loss, basic and diluted	$(0.05)	$(0.18)	$(0.51)	$(0.73)

- Due to rounding to the nearest tenth of a percent, totals may not equal the sum of the line items in the table above.

Use of Non-GAAP Financial Information

In addition to the reasons stated above, which are generally applicable to each of the items Imperva excludes from its non-GAAP financial measures, Imperva believes it is appropriate to exclude or give effect to certain items for the following reasons:

Stock-Based Compensation: When evaluating the performance of its consolidated results, Imperva does not consider stock-based compensation charges. Likewise, the Imperva management team excludes stock-based compensation expense from its operating plans. In contrast, the Imperva management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Imperva places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.

Imperva believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business.

Conversion of Preferred and Shares from Initial Public Offering: Imperva believes it is useful to provide a non-GAAP financial measure that gives pro forma effect to the conversion of preferred stock and issuance of common stock in connection with Imperva’s initial public offering as if both had happened at the beginning of each period presented in order to have an alternative way to evaluate per share performance on a comparative basis.

Investor Relations Contact Information

Seth Potter

646.277.1230

IR@imperva.com

Seth.Potter@icrinc.com